UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
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COLOMBIA CLEAN POWER & FUELS, INC.
(Name of Registrant as Specified in Its Charter)

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COLOMBIA CLEAN POWER & FUELS, INC.
One Embarcadero Center
Suite 500
San Francisco, CA 94111

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, AUGUST 11, 2011

July 5, 2011

Dear Stockholders:

The 2011 Annual Meeting of Stockholders of Colombia Clean Power & Fuels, Inc. (the “Company”) will be held at the offices of the Company in the Republic of Colombia at Calle 100 No. 8 A – 55 Tower C of the World Trade Center, Office 315, Bogotá, at 10:00 a.m., Central Time, on Thursday, August 11, 2011, for the following purposes:

1.	The election of five directors to serve on the Company’s board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	The ratification of the appointment of Burr Pilger Mayer, Inc. to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011; and

3.	Such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

The close of business on July 5, 2011 has been fixed by our board of directors as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to five votes per share.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the office of the Company in Bogotá, Republic of Colombia .

We are not soliciting proxies for this annual meeting.  However, all stockholders are welcome to attend the meeting and vote in person.

By Order of the Board of Directors,

Daniel F. Carlson
Secretary

ii

COLOMBIA CLEAN POWER & FUELS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, AUGUST 11, 2011

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to the Company’s 2011 annual meeting of stockholders to be held at Calle 100 No. 8 A – 55 Tower C of the World Trade Center, Office 315, Bogotá, the Republic of Colombia, at 10:00 a.m., Central Time, on Thursday, August 11, 2011 and at any adjournments or postponements thereof.  The approximate date that this Information Statement, the preceding Notice of Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are first being made available to stockholders is July __________, 2011.  We are making this Information Statement available to our stockholders for use at the annual meeting.  You should review this Information Statement in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

TABLE OF CONTENTS

GENERAL INFORMATION	3

PROPOSAL NO. 1: ELECTION OF DIRECTORS	4

NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS	5

EXECUTIVE COMPENSATION	8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18

REPORT OF THE AUDIT COMMITTEE	19

SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID	20

ANNUAL REPORT	20

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF CCPF STOCKHOLDERS	20

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	20

OTHER MATTERS	21

WHERE YOU CAN FIND MORE INFORMATION	21

GENERAL INFORMATION

Meeting Information

The annual meeting of stockholders of Colombia Clean Power & Fuels, Inc. (“CCPF,” the “Company,” “we,” “our” or “us”) will be held at the offices of the Company in the Republic of Colombia at Calle 100 No. 8 A – 55 Tower C of the World Trade Center, Office 315, Bogotá, the Republic of Colombia, beginning at 10:00 a.m., Central Time, on August 11, 2011.

Who May Vote

You are entitled to vote in person at the annual meeting if you owned shares of our common stock or our Series A Preferred Stock as of the close of business (5:00 p.m.) on July 5, 2011, the record date of the annual meeting.  On the record date, 22,527,748 shares of our common stock were issued and outstanding and held by 141 holders of record.  Also on the record date, 2,910,500 shares of our Series A Preferred Stock were issued and outstanding and held by 28 holders of record.  Holders on the record date of our common stock or our Series A Preferred Stock which are (1) held directly in your name as the stockholder of record or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, are entitled to one vote per share at the annual meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

How To Vote

Holders of record may vote in person at the meeting by ballot or grant a proxy to another person to vote in your place.  If your shares are not held of record in your name, you must obtain a proxy from the record holder, usually a broker or other nominee, in order to vote in person at the meeting.

Voting Rights

The holders of outstanding shares of our common stock and our Series A Preferred Stock will vote as a single class, with the outstanding shares of Series A Preferred Stock voting on an as-converted basis.  Each share of common stock will entitle the holder to one vote per share and each share of Series A Preferred Stock will entitle the holder to five votes per share at the current rate of conversion.  On the record date we had outstanding 22,527,748 shares of common stock for 22,527,748 votes and 2,910,500 shares of Series A Preferred Stock for 14,602,500 votes, which would permit an aggregate of 37,130,248 votes at the annual meeting.

Quorum

The presence at the annual meeting of the holders of at least one-third of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, outstanding on the record date will constitute a quorum.  Abstentions are counted as present for the purpose of determining the presence of a quorum.  A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares may be prohibited from voting those shares in person on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal.

Votes Needed

Proposal 1: Election of Directors.  The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the five director nominees.  You may vote “for” or “against” one or more director nominees or you may “abstain” as to one or more director nominees.   A properly executed ballot marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm.  The affirmative “FOR” vote of the holders of a majority of all shares casting votes at the annual meeting is required to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  A properly executed ballot marked “abstain” with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum.  Abstentions will have the same effect as a vote against this proposal.

As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 12,930,189 shares of our common stock (including 40,000 shares underlying our Series A Preferred Stock, which series of preferred stock votes on an as-converted basis into common stock with the holders of our common stock as a single class for the proposals), which represented approximately 35% of the sum of (i) the 22,527,748 shares of our common stock outstanding on that date and (ii) 14,602,500 shares of our common stock underlying all of the outstanding Series A Preferred Stock on an as-converted basis into common stock on that date.  All of these persons have indicated they and their affiliates will vote their shares in favor of the five director nominees and the other proposal.

Other Matters

The board of directors does not know of any other matter that will be presented for your consideration at the meeting other than the two proposals described herein.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

At the annual meeting, five nominees will be elected as directors.  Our board of directors currently consists of five members, all of whom are standing for re-election at the annual meeting.  The directors elected at the annual meeting will serve for a term of one year and until their respective successors are duly elected and qualified.

Our board of directors, based on the recommendation of the Nominating and Governance Committee, has nominated each of Edward P. Mooney, Barry G. Markowitz, Daniel F. Carlson, William C. Gibbs, and James J. Wolff to stand for re-election at the annual meeting.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, individually and taken as a whole, the Nominating and Governance committee and the board of directors focus on the information as summarized in each of the directors’ individual biographies set forth on pages 5 through 7 in this Information Statement.  In particular, the board selected Mr. Mooney to serve as a director because as founder of the company he is familiar with the collective purposes and goals of the company.  The board selected Mr. Markowitz to serve as a director because of his experience in project management which he obtained from Bechtel and DTE Energy Services, where he served as company President.  The board selected Mr. Carlson to serve as a director because as a founder and original CFO of the company, he was instrumental in building the corporate infrastructure and staffing of the company.   The board selected Mr. Gibbs to serve as a director because of his legal background, in particular his work with the Securities and Exchange Commission.  The board selected Mr. Wolff to serve as a director because of his knowledge of the coal industry and financial accounting which is evidenced by his current role as CFO of U.S. Coal.

These director nominees will be voted upon by the holders of our common stock and the holders of our Series A Preferred Stock (on an as-converted basis), all voting together as a single class, at the annual meeting.

In the Securities Purchase Agreement dated June 1, 2011, one of the investors, Steelhead Partners LLC, was given the right to designate one individual to serve on the board of directors so long as that investor beneficially owns at least 15% of our outstanding common stock on an as-converted basis.   All of the other investors in the Securities Purchase Agreement agreed to vote their shares of capital stock in favor of any such designee.  There is presently no board representative of Steelhead Partners serving on the board of directors and Steelhead Partners has advised us that it does not intend to elect a designee at the annual meeting to serve as its representative on the board at this time.

We expect each of the five director nominees to be able to serve if elected. If any nominee is not able to serve, ballots will be counted to determine the election of the remainder of those nominated.

Each director nominee so elected at the annual meeting will hold office for a period of one year and until his or her successor is duly elected and qualified.

Vote Required and Recommendation of Our Board of Directors

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the five director nominees.  You may vote “for” or “against” one or more director nominees or you may “abstain” as to one or more director nominees.  A properly executed ballot marked “abstain” as to the election of one or more director nominees will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.

Our board of directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the nominees (all of whom are incumbent directors) to be elected at the annual meeting and our executive officers and each such person’s age and positions with our company as of July 5, 2011, and business experience.

Name	Age	Positions	Director Since	Employment Background
Edward P. Mooney	51	President, CEO & Director	2010
Edward Mooney has served as our President and Chief Executive Officer since May 2010 and was elected as a member of our Board of Directors on May 6, 2010.  Since June 2008, Mr. Mooney has been the managing member of Summa Resource Holdings LLC, an investment firm in the national resources and alternative energy fields.  Since January 2009 he has been a director of Clean Coal Ltd., a firm engaged in the global underground coal gasification industry, and since January 2009 he has served as President of its U.S. subsidiary, Clean Coal Inc.  From 2006 until June 2008, Mr. Mooney was self-employed as a corporate development and corporate finance consultant.  Mr. Mooney is the sole managing member of LIFE Power & Fuels LLC, a development stage company proposing to develop clean energy products worldwide and our largest stockholder.   Prior to 2005, Mr. Mooney served in various capacities over a twenty-year period with numerous investment advisory and business development firms, and has served as an officer and director of publicly-held and private corporations in the telecommunications, technology, and education industries. Mr. Mooney also was a co-founder in 2007 and since 2008 has served as Chairman of the Global University for Lifelong Learning, a not-for-profit organization focused on educational initiatives for developing nations.  Mr. Mooney received a Masters Degree in Education in 1990 from California State University, Long Beach and a Bachelors Degree in Geography in 1982 from San Francisco State University.

Daniel F. Carlson	44	Director	2010
Mr. Carlson was appointed to serve as our Chief Financial Officer and Treasurer on May 6, 2010 and was appointed one of our directors on May 28, 2010.  Mr. Carlson has also served as the Chief Financial Officer for LIFE Power & Fuels LLC, our majority stockholder, since 2009.  Mr. Carlson served as a Managing Director of European American Equities, Inc., a registered broker-dealer, from January 2009 until June, 2010.  Prior to joining European American Equities, Inc., Mr. Carlson was employed by Primary Capital from October 2006 until December 2008, as Head of Institutional Sales, where he focused on reverse merger and PIPE transactions in the United States for Chinese companies.  Mr. Carlson currently serves on the board of directors of China Precision Steel, Inc., a NASDAQ-listed Chinese steel processor.  Previously, Mr. Carlson was a Managing Director at BayStar Capital, a leading hedge fund in the PIPE space, where he was Head of Trading from 2004 through 2006; he was head of trading at both Husic Capital and Coyote Capital between 2002 and 2004; he was the Head of Trading/Analyst at Azure Capital Partners, a Venture Capital/Crossover fund investing in the technology industry from 2000 through 2002; and, from 1995 until 2000, he was a Senior Trader for RCM Capital Management, a 50+ billion dollar asset management firm, where he specialized in trading small cap securities.  Mr. Carlson holds a Bachelor of Arts degree in Economics from Tufts University achieved in 1989.

James J. Wolff	53	Director	2010
Mr. Wolff was appointed one of our directors on May 28, 2010. He has served as the Chief Financial Officer of US Coal Corporation since 2008.  Prior to joining US Coal Corporation, Mr. Wolff was the Executive Vice President and Chief Financial Officer of Energy Coal Resources, Inc., from 2006 to 2008.  From 2003 to 2006, Mr. Wolff provided independent financial advisory services to transportation and energy businesses.  Previously, from 1992 to 2003, Mr. Wolff held several positions with American Commercial Lines, LLC, including Senior Vice President of Finance and Administration and Chief Financial Officer and Chief Financial Officer of Danielson Holding Corporation, an affiliated entity.  Mr. Wolff holds a B.A. degree in Economics from the University of Texas.

Barry G. Markowitz	69	Chairman	2011
Mr. Markowitz was appointed one of our directors on March 3, 2011. Mr. Markowitz has been retired since 2004.  From 1994 until 2004 he served as President of DTE Energy Services, a non-regulated subsidiary of a utility holding company located in Ann Arbor, Michigan, which built, owned and operated power plants, coke batteries, and energy projects throughout the U.S.  Mr. Markowitz is also a director of Raser Technologies, Inc., an environmental energy technology company focused on geothermal power development and technology licensing. He received an MBA from CCNY in 1966.  Mr. Markowitz will devote between 25% and 50% of his time to our company.

William C. Gibbs	53	Director	2011
Mr. Gibbs was appointed one of our directors on March 3, 2011.  Since 2005, Mr. Gibbs has been Chairman and President of GreenRiver Resources Corp., a company engaged in mining and extracting oil from tar sands.  Since August of 2010, he has also acted as a consultant to LIFE Power & Fuels LLC.  Mr. Gibbs received his law degree in 1983 from the University of Utah and Magdalene College (Oxford) and his LLM in Securities Regulation in 1985 from Georgetown University.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  Therefore, we have adopted the independence standards of the American Stock Exchange, now known as the NYSE Amex Equities, to determine the independence of our directors and those directors serving on our committees.  These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.  Our board of directors has determined that James J. Wolff and William C. Gibbs meet this standard, and therefore, would be considered to be independent.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, except as follows:  James J. Wolff, one of our directors, was the Chief Financial Officer of American Commercial Lines, a barge line operator, which filed Chapter 11 bankruptcy in 2003.  In 2005, the company emerged from two years of Chapter 11 bankruptcy protection under a reorganization plan.

We are not aware of any legal proceedings in which any director, officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, or affiliate of our company, or security holder is a party adverse to us or our subsidiary or has a material interest adverse to us or our subsidiary.

Code of Ethics

We adopted a code of ethics in 2003 that applies to our officers, directors and employees.

 Meetings and Committees of the Board of Directors

During 2010, the board of directors held two meetings and acted by unanimous written consent 12 times.  Each of Messrs. Mooney, Carlson and Wolff attended at least seventy-five percent (75%) of the total number of meetings of the board of directors and committees (if any) on which he served that were held during 2010.  Messrs. Markowitz and Gibbs did not serve as directors during 2010.  No annual meeting of shareholders was held in 2010.

The following chart sets forth the current membership of each board committee. The board of directors reviews and determines the membership of the committees at least annually.

Committee	Members
Audit Committee	James Wolff (Chairman)
William Gibbs
Daniel F. Carlson
Barry Markowitz

Compensation Committee	Daniel F. Carlson (Chairman)
James Wolff
William Gibbs
Barry Markowitz

Nominating and Governance Committee	William Gibbs (Chairman)
James Wolff
Daniel F. Carlson
Barry Markowitz
__________________
Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The Audit Committee is currently comprised of Messrs. Wolff, Gibbs, Carlson and Markowitz.  Mr. Wolff is the Chairman of the Audit Committee.  The Audit Committee assists our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements.  The Audit Committee was first created on June 1, 2011.

Two of the members of the Audit Committee, Messrs. Gibbs and Wolff, are independent within the meaning of the rules and regulations of the SEC. In addition, Mr. Wolff is qualified as an audit committee financial expert under the regulations of the SEC.

A copy of the charter for the Audit Committee is available on the Company’s website at www.colombiacleanpower.com.

Compensation Committee

We have a standing Compensation Committee currently comprised of Messrs. Carlson, Wolff, Gibbs, and Markowitz.  Mr. Carlson is the Chairman of the Compensation Committee.  The Compensation Committee represents our Company in reviewing and approving (subject to approval of the independent directors) the executive employment agreements with our Chief Executive Officer.  The Compensation Committee also reviews and approves compensation arrangements for senior management.  The Compensation Committee also administers the Company’s stock option and incentive plans, including our 2010 Equity Compensation Plan.  Two of our Compensation Committee members, Messrs. Wolff and Gibbs, are independent within the meaning of the rules and regulations of the SEC.  The Compensation Committee was first formed on June 1, 2011.

A copy of the charter for the Compensation Committee is available on the Company’s website at www.colombiacleanpower.com.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Messrs. Gibbs, Wolff, Carlson and Markowitz.  Mr. Gibbs is the Chairman of the Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for recommending qualified candidates to the board for election as directors of our Company, including the slate of directors proposed by our board of directors for election by stockholders at our annual meetings of stockholders.  The Nominating and Governance Committee also advises and makes recommendations to the board of directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of the board of directors.  Two of our Nominating and Governance Committee members, Messrs. Wolff and Gibbs, are independent within the meaning of the rules and regulations of the SEC.  The Nominating and Governance Committee was first formed on June 1, 2011.

When considering the nomination of directors for election at an annual meeting of stockholders or, if applicable, a special meeting of stockholders, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the board of directors.  The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.  The Nominating and Corporate Governance Committee does not currently have a policy whereby it will consider recommendations from stockholders for its director nominees.

A copy of the charter for the Nominating and Governance Committee is available on the Company’s website at www.colombiacleanpower.com.

Communications by Stockholders with Directors

The Company encourages stockholder communications to our board of directors and/or individual directors.  Stockholders who wish to communicate with our board of directors or an individual director should send their communications to the care of Daniel F. Carlson, Secretary, Colombia Clean Power & Fuels, Inc., One Embarcadero Center, suite 500, San Francisco, CA 94111.  Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee.  Mr. Carlson will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Carlson.

Director Attendance at Annual Meetings

We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules.  While all directors are encouraged to attend our annual meeting of stockholders, there is no formal policy as to their attendance at annual meetings of stockholders.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2010 and 2009. No other executive officer had total compensation in excess of $100,000 in 2010.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary	Bonus	Option Awards		Total
Neil Christiansen, President(1)	2010	0	0			0
	2009	0	0			0
Edward P. Mooney, CEO(1)	2010	$21,000	$35,000	$102,199	(2)	$158,199
	2009	0	0			0
(1)	Mr. Christiansen serviced as our President and principal executive officer from 1996 until May 6, 2010, after which Mr. Mooney served as our Chief Executive Officer.
(2)	The estimated value of the options awarded to Mr. Mooney was determined in accordance with FASB ASC 718; see note 5 in the footnotes to the Consolidated Financial Statements

On August 3, 2010, we entered into employment agreements with Edward P. Mooney, our President and Chief Executive Officer, which was amended and restated in January 2011.  Mr. Mooney is also a member of our board of directors.   The employment agreement is effective as of July 1, 2010, and has an initial two-year term.  The initial term will automatically be extended for an additional one-year period thereafter, unless either we or the executive elects not to extend the term by written notice delivered to the other party not later than 30 days prior to the start of the extension period.  Under the amended employment agreement, we will pay Mr. Mooney an annual base salary of $48,000.  In addition, at the discretion of our board of directors, Mr. Mooney will be eligible to receive an annual cash bonus of up a minimum of 50% and a maximum of 100% of his the then applicable base salary.  For the year ended December 31, 2010, we paid Mr. Mooney a cash bonus of $35,000.

Mr. Mooney may voluntarily terminate his employment agreement at any time by providing us with at least 30 days written notice.  Nevertheless, if such termination is without “Good Reason,” as this term is defined in the employment agreement, he will receive only his accrued benefits as of the termination date and shall not be entitled to any other termination payment.  In addition, we may also terminate the employment agreement for “Cause,” as this term is defined in the employment agreement, upon written notice.

If the employment of Mr. Mooney is terminated as a result of death or disability, he, his surviving spouse or his estate, as the case may be, will be entitled to receive his accrued benefits as of  the termination date as a termination payment.  If his employment is terminated by him for Good Reason or by us for any reason other than death, disability or Cause, Mr. Mooney will receive a termination payment of $50,000.

The employment agreement also contains customary provisions regarding nondisclosure of proprietary information, assignment of inventions and shop rights.

Equity Awards

As of December 31, 2010, there were no unexercised options, stock that had not vested, or equity incentive plan awards for Mr. Christiansen. Mr. Mooney was granted 100,000 options on December 28, 2010. These options had an exercise price of $2.50 for 50,000 and $5.00 for 50,000. The options vested 25% immediately and 25% on each of the next three anniversaries of the grant.

On May 12, 2010, our Board of Directors adopted, and our shareholders approved, our 2010 Equity Incentive Plan.  The following summary briefly describes the material features of the plan:

Shares Available

Our 2010 Equity Incentive Plan authorizes 3,300,000 additional shares of our common stock for issuance under the plan.  In the event of any change in the number of our shares outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of our common stock with respect to which the Board of Directors may grant options, SARs, shares of restricted stock, and stock bonuses, appropriate adjustments will be made to the shares subject to the Incentive Plan and to any outstanding awards.  Shares available for awards under the Incentive Plan may be either newly-issued shares or treasury shares.  If an award or portion thereof will expire or terminate for any reason without having been exercised in full, the unexercised shares covered by the award will be available for future grants of awards under the Incentive Plan.

Administration

The Incentive Plan will be administered by the compensation committee of the Board of Directors, or if a compensation committee is not appointed or unable to act, then the entire Board of Directors.  The committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act.  With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the Incentive Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Incentive Plan, the committee determines the persons to whom grants of options, SARs and shares of restricted stock are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the committee determines whether the option is an incentive stock option or a non-statutory stock option, the option’s term, vesting and exercisability, the amount and type of consideration to be paid to us upon the option’s exercise and the other terms and conditions of the grant. The committee will have the full authority and discretion to interpret and construe any provision of the Incentive Plan and the terms of any award issued under the Incentive Plan. All determinations of the committee are final and binding on all parties having an interest in the Incentive Plan or in any award made under the Incentive Plan. The costs and expenses of administering the Incentive Plan are borne by us.  We have not yet formed the compensation committee to administer the Incentive Plan and therefore our Board of Directors will act as plan administrator of the Incentive Plan.

Eligibility

Eligible individuals include our employees, officers and directors of our company or any subsidiary of our company or consultants to our company or any subsidiary of our company, in each case who are responsible for the management, growth and protection of the business of our company; provided, however, that only employees of our company or any subsidiary of the company will be eligible to receive incentive awards consisting of incentive stock options.

Stock Options and SARs

Under the Incentive Plan, the plan administrator is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options.  Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees.  Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. SARs may be granted either alone or in tandem with stock options (or on a stand-alone basis).  A SAR entitles the participant to receive a cash payment equal to the excess, if any, of the fair market value of a share on the exercise date over the exercise price of the SAR.  In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option.  Any shares that are canceled will be made available for future awards.  The plan administrator, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the Incentive Plan, including the grant date, option or exercise price (which, in no event, will be less than the par value of a share), the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Incentive Plan, all of which will be evidenced in an individual award agreement between us and the participant.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options.  The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the date of the option’s grant and the term of any such option will expire not later than the tenth anniversary of the date of the option’s grant.  In addition, the per share exercise price of any incentive stock option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock must be at least 110% of the fair market value of a share of common stock on the date of grant and such option will expire not later than the fifth anniversary of the date of the option’s grant.

 Options and SARs granted under the Incentive Plan become exercisable at such times as may be specified by the plan administrator.  In general, options and SARs granted to participants become exercisable in four equal annual installments, subject to the optionee’s continued employment or service with our company.  However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.  If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

Each option will be exercisable on such date or dates, during such period, and for such number of shares of common stock as shall be determined by the plan administrator on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options and SARs granted under the Incentive Plan is ten years.  If any participant terminates employment due to death or disability or retirement, the portion of his or her option or SAR awards that were exercisable at the time of such termination will remain exercisable until the expiration of their term.  In the case of any other termination, the portion of his or her option or SAR awards that were exercisable at the time of such termination may be exercised for 90 days from the date of termination.

Restricted Stock

Under the Incentive Plan, the plan administrator is also authorized to make awards of restricted stock.  Before the end of a restricted period and/or lapse of other restrictions established by the plan administrator, shares received as restricted stock will contain a legend restricting their transfer, and may be forfeited in the event of termination of employment or upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant.  The award agreement will specify the number of shares of common stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant’s continued employment by us, and any other terms and conditions the plan administrator imposes consistent with the provisions of the Incentive Plan.  The plan administrator also determines the amount, if any, that the participant will pay for the shares of restricted stock.  However, the participant must be required to pay at least the par value for each share of restricted stock.  Upon the lapse of the restrictions, any legends on the shares of common stock subject to the award will be re-issued to the participant without such legend.

The plan Administrator may impose such restrictions or conditions, to the vesting of such shares as it, in its absolute discretion, deems appropriate.  Prior to the vesting of a share of restricted stock granted under the plan, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, will vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, will be forfeited by the participant and the transfer will be of no force or effect; provided, however, that the plan administrator may, in its sole and absolute discretion, vest in the participant all or any portion of shares of restricted stock which would otherwise be forfeited .

In the event that the employment of a participant with us terminates for any reason other than for cause, as such term is defined in the Incentive Plan, prior to the vesting of shares of restricted stock granted to such participant, the restricted stock will be forfeited on the date of such termination; provided, however, that the plan administrator may, in its sole and absolute discretion, vest the in participant all or any portion of shares of restricted stock which would otherwise be forfeited.  In the event of the termination of a participant’s employment for cause, all shares of restricted stock granted to such participant which have not vested as of the date of such termination will immediately be forfeited.

            Stock Bonus

Under the Incentive Plan, the plan administrator is also authorized to grant other bonuses payable in shares of common stock in such amounts as it shall determine from time to time.  A stock bonus will be paid at such time and subject to such conditions as the plan administrator will determine at the time of the grant of the stock bonus.  Certificates for shares of the common stock granted as a stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which the stock bonus is required to be paid.

Fair Market Value

Under the Incentive Plan, fair market value means the fair market value of the shares based upon either the closing selling price of a share of our common stock as quoted on the principal national securities exchange on which the stock is traded, if the stock is then traded on a national securities exchange, or the closing bid price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange.

Transferability Restrictions

Generally and unless otherwise provided in an award agreement, shares or rights subject to an award cannot be assigned or transferred other than by will or by the laws of descent and distribution and awards may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative.  However, a participant may, if permitted by the plan administrator, in its sole discretion, transfer an award, or any portion thereof, to one or more of the participant’s spouse, children or grandchildren, or may designate in writing a beneficiary to exercise an award after his or her death.

Termination or Amendment of the Incentive Plan

Unless sooner terminated, no awards may be granted under the Incentive Plan after May 12, 2020.  The Board of Directors may amend or terminate the Incentive Plan at any time, but the Board of Directors may not, without stockholder approval, amend the Incentive Plan to increase the total number of shares of common stock reserved for issuance of awards.  In addition, any amendment or modification of the Incentive Plan will be subject to stockholder approval as required by any securities exchange on which common stock is listed.  No amendment or termination may deprive any participant of any rights under awards previously made under the Incentive Plan.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors, excluding the named executive officers set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2010:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	All Other Compensation		Option Awards		Total
Daniel F. Carlson	0	$51,000	(1)	$102,199	(2)	$153,199
James Wolff	$6,000	0		$9,394	(2)	$15,394
(1)
This was paid as a combination of the salary paid to Mr. Carlson during the year ended December 2010 under his employment contract with us and the bonus awarded to Mr. Carlson pursuant to his employment agreement as described below.

(2)	The estimated value of the options awarded to Mr. Carlson and Mr. Wolff was determined in accordance with FASB ASC 718; see note 5 in the footnotes to the Consolidated Financial Statements

On August 3, 2010, we entered into an employment agreement with Daniel F. Carlson to act as our Chief Financial Officer.  He served as CFO until May 1, 2011.  Mr. Carlson is also a member of our board of directors.   The employment agreement was effective from July 1, 2010, through May 31, 2011, at which time we entered into a consulting agreement with Mr. Carlson effective June 1, 2011..  Under the employment agreement, we agreed to pay Mr. Carlson an annual base salary of $42,000.  In addition, at the discretion of our board of directors, Mr. Carlson was eligible to receive an annual cash bonus of up to $50,000.  For the year ended December 31, 2010, we paid Mr. Carlson a cash bonus of $30,000.

We have no arrangements or plans pursuant to which, or that provide for, pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our or executive officers.

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  The Board has agreed to pay Mr. Wolff $1,500 per month for attending board meetings and performing his other duties as a director.  We have no pension or compensatory plans or other arrangements that provide for compensation to our directors in the event of a change in control of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of July 5, 2011, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner Percentage of Ownership	Amount and Nature of Beneficial Ownership(1)		Percentage of Ownership(2)
Edward P. Mooney 4265 San Felipe St. Suite 1100 Houston, TX 77027	12,568,506	(3)	55.6%
Barry G. Markowitz 14207 East Lowden Ct. Scottsdale, AZ 85262	50,000	(4)	*
Graham Chapman 16 Meadow Rd. Great Gransden, Dandy Bedfordshire XO SG19 3BD	25,000	(4)	*
James A. Flores 14727 MacDuff Dr. Noblesville, IN 46062	100,000	(4)	*
Daniel F. Carlson 4265 San Felipe St. Suite 1100 Houston, TX 77027	432,734	(5)	1.9%
James J. Wolff 140 Sagamore Rd. Louisville, KY 40207	60,000	(4)	*
William C. Gibbs 2610 Hillsden Dr. Holladay, UT 84117	26,249	(6)	*
Executive Officers and Directors as a Group (7 Persons)	13,262,489		58.0%
LIFE Power and Fuels LLC(7) 4265 San Felipe St. Suite 1100 Houston, TX 77027	12,079,024	(8)	53.5%
Steelhead Navigator Master, L.P. (9) 333 108th Avenue NE Bellevue, WA 98004	12,910,133	(10)	40.2%
Odyssey Reinsurance Company(11) 300 First Stamford Pl. Stamford, CN 06902	3,924,286	(12)	15.3%
_______________
*Less than 1%.

(1)Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this table.
(2)Percentage based on 22,527,748 shares of common stock outstanding as of July 5, 2011.
(3)Includes 25,000 shares issuable upon exercise of vested options and 34,800 shares issuable upon exercise of warrants, and 40,000 shares issuable upon conversion of 8,000 shares of Series A Preferred Shares.  Also includes 12,036,224 shares owned of record by LIFE Power and Fuels, Inc. which are also included in this table as beneficially owned by that company.  Mr. Mooney and this entity have shared power to vote and direct the disposition of, and therefore jointly beneficially own, these shares.  Mr. Mooney disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  Also includes 432,482 shares held of record by the Edward P. Mooney and Theresa M. Mooney Revocable Living Trust.  Mr. Mooney has the sole power to vote and direct the disposition of the shares owned by the trust.
(4)Represents shares issuable upon exercise of vested options.
(5)Includes 25,000 shares issuable upon exercise of vested options.
(6)Includes 12,500 shares issuable upon exercise of vested options.
 (7)As the sole managing member of this entity, Mr. Mooney has sole voting and dispositive power over these shares.
(8)Includes 2,800 shares issuable upon exercise of outstanding warrants and 40,000 shares issuable upon conversion of 8,000 shares of Series A Preferred Shares.
(9)Steelhead Partners, LLC, as the investment manager of Steelhead Navigator Master, L.P. and the sole member of Steelhead Navigator’s general partner, and James Michael Johnston and Brian Katz Klein, as the member-managers of Steelhead Partners, may be deemed to beneficially own the shares owned by Steelhead Navigator in that they may be deemed to have the power to direct the voting or disposition of the shares.  Steelhead Partners, Mr. Johnston and Mr. Klein disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.
(10)Includes 9,000,000 shares issuable upon conversion of 1,800,000 shares of Series A Preferred Stock and 630,000 shares issuable upon exercise of warrants.
(11)V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, and Fairfax Financial Holdings Limited share voting and dispositive power over these shares with Odyssey Reinsurance Company but disclaim beneficial ownership as to such securities for any other purpose.
(12)Includes 3,000,000 shares issuable upon conversion of 600,000 shares of Series A Preferred Stock and 210,000 shares issuable upon exercise of warrants.

2010 Change of Control

From October 2005 until May 10, 2010, we did not engage in any business activities.  On May 6, 2010, we entered into an agreement with LIFE Power and Fuels LLC, a Delaware limited liability company of which Edward P. Mooney, our current President and Chief Executive Officer and a director, is the managing member.  Pursuant to this agreement we issued 19,080,000 shares of our common stock to LIFE, which shares represented approximately 94.1% of our issued and outstanding shares of common stock at the time of the transaction.  We also appointed Mr. Mooney to our board of directors and changed our management team.  At the closing of the transaction, Neil Christiansen resigned as our President and Edward P. Mooney was appointed our President and Chief Executive Officer.  Also, Daniel F. Carlson was appointed our Chief Financial Officer, Secretary and Treasurer.  LIFE paid $100,000 for the shares.  Concurrently with the closing, we ceased to be a shell company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and we adopted a new plan of operations.  Following the closing, we relocated our executive offices to the offices of LIFE located at 4265 San Felipe Street, Suite 1100, Houston, Texas.  We subsequently relocated our principal executive offices to the current location at 181 3rd Street, Suite 150-B, San Rafael, California.

In connection with this change of control transaction, we settled all of our outstanding debts using the proceeds from the sale of the shares to LIFE.  We settled outstanding cash advances totaling $119,000 made to us by our president at the time, Neil Christiansen, and his associates for operating expenses from 2006 until May 2010.  We paid $80,647 to these parties for settlement in full of these advances.  In addition, we paid all outstanding accounts payable and costs associated with the change of control transaction totaling $19,353.  We also converted the principal and interest on an outstanding promissory note dated August 25, 2006, in the principal amount of $5,000 plus accrued interest of $1,149, held by Mr. Christiansen into 80,001 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock to file with the Securities and Exchange Commission  initial reports of ownership and changes in ownership of our Common Stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

The following table identifies each person who, at any time during the fiscal year ended December 31, 2010, was a director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

		Number of
		Transactions Not
	Number of Late	Reported on a	Reports Not
Name	Reports	Timely Basis	Filed
Life Power & Fuels LLC	1	1	0
Edward P. Mooney	1	1	0
Daniel F. Carlson	1	1	0
Latin-American Fuels Corp.	1	1	0
James J. Wolff	1	1	0
Graham Chapman	1	1	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Management Transactions

Neil Christiansen served as a director and an executive officer of our company during the years ended December 31, 2009 and 2008, and during fiscal 2010 through May 2010.  During the years ended December 31, 2009 and 2008, and during fiscal 2010, we have had the following transactions with Mr. Christiansen:

•
During the fiscal years ended December 31, 2009 and 2008, and during fiscal 2010 until May 2010 we utilized office space provided at no charge by Mr. Christiansen. Management believed that the use of Mr. Christiansen’s office was of negligible value since our operations during that period did not require any staff or independent facilities.

•
On August 25, 2006, Mr. Christiansen loaned us $5,000 and we issued a promissory note for this amount to Mr. Christiansen.  The note provided for interest at 8% per annum.  Principal and interest were due and payable on August 25, 2008.  The note was convertible by Mr. Christiansen at any time into 80,000 post-split shares of our common stock.  On August 24, 2008, Mr. Christiansen extended the maturity date of the note to February 25, 2009, and on June 30, 2009, Mr. Christiansen again extended the maturity date of the note to August 25, 2012.  On April 28, 2010, Mr. Christiansen converted the full principal amount of the note and all accrued interest thereon, into 80,001 shares of our common stock.

•
Between March 15, 2006, and November 26, 2007, Mr. Christiansen advanced $72,500 to us for operating funds.  On May 6, 2010, we entered into a settlement agreement with Mr. Christiansen under which we paid him $48,872 as settlement in full for these advances.

Stock Purchase by LIFE Power & Fuels LLC

On May 6, 2010, we sold 19,080,000 of our common shares to LIFE Power & Fuels LLC, an entity managed and controlled by Edward P. Mooney, who immediately thereafter became one of our directors and our President and Chief Executive Officer, for $100,000.  The shares were sold pursuant to the terms of a Subscription Agreement dated May 6, 2010, pursuant to which we also agreed to add Mr. Mooney as a director and appoint him as President and CEO and to appoint Daniel F. Carlson as Chief Financial Officer.  The agreement also grants piggyback registration rights to any of our shareholders prior to that date who owned of record not less than 10,000 shares and to any holder prior to that date who otherwise owned restricted shares.

LIFE Power & Fuels Management and Services Agreement

On August 3, 2010, we entered into a Management and Services Agreement with LIFE Power & Fuels LLC, a Delaware limited liability company and one of our principal shareholders, pursuant to which LIFE agreed to provide certain corporate,  financial, and merger and acquisition advisory services and assistance with securing equipment leases and other equipment financing.  In exchange for its services, LIFE is entitled to receive a monthly fee equal to the lesser of 1% of our gross coal sales or $2 per ton of coal sold by us; provided, however, that such monthly fee shall not be less than $25,000.  The term of the Management Agreement is initially 36 months, but the agreement shall automatically renew for successive 12-month periods unless it is terminated by either party in writing. Upon termination, and for a period of five years thereafter, LIFE will continue to be entitled to receive an amount equal to the lesser of 1% of our gross coal sales or $2 per ton of coal sold by us from all mines and coking facilities on concessions acquired or coke projects initiated during the term of the Management Agreement.  During the initial term of this agreement, we have agreed to pay a minimum of $900,000 to LIFE.  At the time of the transaction, LIFE beneficially owned in excess of 5% of our outstanding common stock.  Edward P. Mooney, one of our directors and our President and Chief Executive Officer, and Daniel F. Carlson, one of our directors and our Chief Financial Officer, also serve as the managing member and chief financial officer, respectively, of LIFE.

Repurchase Agreement

On June 10, 2010, we entered into a Stock Repurchase Agreement with Latin-American Fuels Corporation, a British Virgin Islands corporation, and Fernando Torres Casas, the president and principal shareholder of that company, who were at the time of the transaction were joint beneficial owners of in excess of 5% of our outstanding common stock at the time of the transaction.  Under the terms of the agreement, we had the right to purchase up to 2,400,000 of the shares owned by this entity.  On June 9, 2011, Latin-American Fuels sold 2,500,000 shares which were subject to the Repurchase Agreement and the agreement was cancelled

Options Granted to Management

On May 28, 2010, our board of directors granted to James J. Wolff, one of our directors, a nonqualified option to purchase up to 120,000 shares of our common stock for $0.05 per share.  These options expire on May 27, 2015, and vest as follows:  one-fourth immediately upon the grant date and one-fourth on each anniversary date thereafter.  These options were granted under our 2010 Equity Incentive Plan.

On December 28, 2010 our board of directors granted 250,000 options exercisable at $2.50 per share and 250,000 options exercisable at $5.00 per share to Carlos Soto, President of our Colombian subsidiary.  We also granted 50,000 options exercisable at $2.50 per share and 50,000 options exercisable at $5.00 per share to each of Edward P. Mooney, our President, CEO, a director and principal shareholder, Daniel Carlson, our Chief Financial Officer at the time and a director, and Graham Chapman, our Chief Operating Officer. Each option was granted for a period of five years and is subject to the following vesting schedule:  25% immediately and 25% on each anniversary of the grant for three years.  The options were granted under our 2010 Equity Compensation Plan.

Consulting Agreement with COO

Mr. Chapman provides consulting services to us and our operating subsidiary, and is compensated as our Chief Operating Officer, under the terms of a Consultancy Agreement dated January 1, 2011.  The agreement is with Badger Resources Limited, an entity for which Mr. Chapman is managing director, and it is valid until terminated by one of the parties upon three months’ notice.  We pay a monthly fee of $15,000 for the consulting services.  Mr. Chapman is required to provide a minimum of 15 days per month in performing the consulting services.  The services provided by Mr. Chapman include review of mine plans and related documentation, review of geologic studies related to our concessions, advising us on potential strategic partners, including mine operators, and potential customers for our future products, and development and implementation of our exploration programs.  We commenced this consulting arrangement effective January 1, 2011, and have paid an aggregate of $45,000 to Mr. Graham for the three months under the agreement.

New Directors

We have agreed to pay William Gibbs, a new director appointed on March 3, 2011, $1,500 per month commencing March 1, 2011, for attending board meetings and performing his other duties as a director.  On April 22, 2011, the Board granted 50,000 options to Mr. Gibbs for services rendered as a director.  The options are exercisable for a period of five years from March 1, 2011.  The exercise price for the options is $2.50 per share and they will vest as follows:  25% immediately and 25% each on March 1, 2012, 2013 and 2014.  The options were granted pursuant to our 2010 Equity Incentive Plan.

Pursuant to the terms of a letter agreement dated February 24, 2011, between us and Barry Markowitz, a new director appointed on March 3, 2011, we have agreed to pay him annual compensation of $75,000 paid quarterly commencing June 1, 2011.  We have agreed to pay him additional cash compensation of $12,500 per month for up to six months, with an option to extend for another six months, for additional duties as a director, including chairing a special committee of the board to further refine the company’s facility strategy for oversight on facility, plant, and equipment development and negotiations of key supplier engineering and contractor agreements and staffing initiatives.  Further, we granted to Mr. Markowitz ten-year options to purchase 200,000 shares of our common stock at $2.50 per share.  The options will vest as follows:  25% immediately and 25% on each anniversary of the original grant date thereof.

Employment Agreement with CFO

Effective May 1, 2011, we entered into a full-time employment agreement with James Flores, our Chief Financial Officer.  The agreement will be for an initial period of one year after which we can terminate his employment at will.  The agreement provides for a base salary of $250,000 and a signing bonus of 400,000 five-year options exercisable at $2.50 per share for 200,000 of the options and at $5.00 for the remaining options.  The options will vest as follows:  25% immediately and 25% on the next three anniversaries of the signing of the employment agreement.  Mr. Flores will also receive housing and moving allowances to provide services under the agreement in Bogota, Republic of Colombia.

Consulting Agreement with Mr. Carlson

On June 1, 2011, we entered into a Consulting Agreement with Daniel F. Carlson, a director, under which he agreed to provide various consulting services to us, including without limitation, consulting services related to investor relations, investment banking relations and financing. Mr. Carlson also agreed to serve as chair of the compensation committee of the Board.  Under the Consulting Agreement, we will pay Mr. Carlson a consulting fee of $2,500 per month as compensation for his consulting services and a director’s fee of $1,500 per month in his capacity as a member of the Board.  The Consulting Agreement further provides that Mr. Carlson is entitled to receive a $50,000 bonus as the result of our receipt of gross proceeds of at least $20,000,000 in our Series A Preferred Stock financing.  We will reimburse Mr. Carlson for his authorized expenses incurred during the term of the Consulting Agreement and related to the services provided to us.  The Consulting Agreement has an initial two-year term, unless earlier terminated in accordance with its terms or extended by mutual agreement of Mr. Carlson and the Board.  We may terminate the Consulting Agreement for cause, as defined in the Consulting Agreement, with or without notice, in which case no further consulting fees, other than consulting fees that have already been earned, will be payable to Mr. Carlson.

PROPOSAL NO. 2:  RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Burr Pilger Mayer, Inc. audited our consolidated financial statements for the year ended December 31, 2010.  Burr Pilger Mayer, Inc. has served as our independent registered public accounting firm since June 8, 2010, following the dismissal of Pritchett, Siler & Hardy, P.C. as such.  We had no disagreements with Burr Pilger Mayer, Inc. on accounting and financial disclosures.  Burr Pilger Mayer, Inc.’s work on our audit for 2010 was performed by full time, permanent employees and partners of Burr Pilger Mayer, Inc.  The audit committee has appointed Burr Pilger Mayer, Inc. to serve as our independent registered public accounting firm for the year ending December 31, 2011.

While we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders for ratification, our board of directors is doing so, based upon the recommendation of the audit committee, as a matter of good corporate practice.  If stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain Burr Pilger Mayer, Inc., and may retain that firm or another without re-submitting the matter to our stockholders.  Even if our stockholders ratify the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable and in the best interests of us and our stockholders.

Representatives of Burr Pilger Mayer, Inc. are not expected to be present at the annual meeting.

Change of Accountants

On June 8, 2010, our board of directors recommended and approved the dismissal of Pritchett, Siler & Hardy, P.C., as our independent auditor effective as of that date.  The reports of this firm on our financial statements as of and for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2009 and 2008 contained going concern qualifications because we had incurred losses since our inception and we had, at the date of such reports, current liabilities in excess of current assets.

During our two most recent fiscal years ended 2009 and 2008 and during the subsequent interim period through the date of the report on Form 8-K filed with the Commission on June 10, 2010, there were  no disagreements with this firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pritchett, Siler & hardy, P.C., would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and  no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred.

On June 8, 2010, we engaged Burr Pilger Mayer, Inc., an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our new independent registered public accountant to audit our financial statements for the year ended December 31, 2010. The decision to change our independent registered public accounting firm was ratified by our board of directors on June 8, 2010.  During the fiscal years ended 2009 and 2008 and through the date of the Form 8-K report filed with the Commission on June 10, 2010, neither we  nor anyone acting on our behalf consulted Burr Pilger Mayer, Inc. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Burr Pilger Mayer, Inc. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

We furnished Pritchett, Siler & Hardy, P.C. with a copy of the disclosure in this section on June 8, 2010, providing them with the opportunity to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us above in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Pritchett, Siler & Hardy, P.C. dated June 9, 2010, was filed as Exhibit 16.1 to our report on Form 8-K filed with the Commission on June 10, 2010.

Vote Required and Recommendation of our Board of Directors

The affirmative vote of the holders of a majority of all shares casting votes at the annual meeting is required to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2011.

Our board of directors unanimously recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2010.  The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Effective June 1, 2011, the Audit Committee oversees our financial reporting process on behalf of the board of directors; prior to this date, the function of the audit committee was fulfilled by the full board.  Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the board has reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The board also has reviewed and discussed with our independent registered public accounting firm, Burr Pilger Mayer, Inc., which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the board has received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. its independence.

Based on the considerations and discussions referred to above, the board of directors approved the audited consolidated financial statements for 2010 and their inclusion in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.   This report is provided by the following directors, who comprise the audit committee:

James Wolff, Chairman
William Gibbs
Barry Markowitz
Daniel F. Carlson

SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID

Audit fees are comprised of amounts billed for the audit of our annual financial statements, review of our quarterly financial statements and other fees that are normally provided in connection with statutory and regulatory filings or engagements.  The aggregate audit fees billed by our independent registered public accounting firms, Burr Pilger Mayer, Inc. for the period from June 2010 to December 31, 2010, and Pritchett, Siler & Hardy, P.C, for the year ended December 31, 2009 and for the period from January 1, 2010 to May 2010, were as follows:

Fiscal Year	Amount
2010	$72,314
2009	$10,208

“Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

Audit related fees are comprised of amounts billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, other than those previously reported as audit fees. We were not billed any such fees.

Tax fees are comprised of amounts billed for the preparation of our federal and state tax returns. We were not billed any such fees.

All other fees represent amounts billed for products or services provided by our independent registered public accounting firm, of which there were none. We were not billed any such fees.

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee of the board of directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence.  Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, is being mailed to each shareholder of record on July 5, 2011, with this Information Statement.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF CCPF STOCKHOLDERS

Stockholders may present proper proposals for inclusion in the Company’s information statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner.  In order to be considered for inclusion for the 2012 annual stockholders’ meeting, stockholder proposals must be received by the Company no later than April 14, 2012.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this information statement, does not know of any matters to be brought before the annual meeting by others.  If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC.  Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms.  The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of the SEC’s web site is http://www.sec.gov.